                                                                    Exhibit 99.1


                IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY


BeMUSIC, INC.,                                       )
                                                     )
                       Plaintiff,                    )
                                                     )
         v.                                          )   C.A. No. 20083-NC
                                                     )
LIQUID AUDIO, INC.,                                  )
                                                     )
                       Defendant/                    )
                       Counterclaim Plaintiff,       )
                                                     )
         v.                                          )
                                                     )
BeMUSIC, INC.                                        )
                                                     )
                                                     )
                       Counterclaim Defendant.       )

                             ANSWER AND COUNTERCLAIM
                             -----------------------

     Defendants Liquid Audio, Inc. ("Liquid Audio" or the "Company"), Seymour Holtzman, James A. Mitarotonda, Robert G. Flynn, Judith N. Frank, Stephen V. Imbler, James D. Somes and Ann Winblad (collectively, "Defendants"), through their undersigned counsel, hereby respond to the Complaint filed by BeMusic, Inc. ("BeMusic" or "Plaintiff") in the above-referenced action as follows:

     1. Denied, except admitted that Plaintiff purports to seek injunctive and equitable relief.

     2. Defendants lack knowledge or information sufficient either to admit or deny the allegations contained in paragraph 2.

     3. Admitted.

     4. The first sentence of paragraph 4 is admitted. The second sentence of paragraph 4 is denied.

     5. The first sentence of paragraph 5 is admitted. With respect to the remainder of paragraph 5, Defendants respectfully refer the Court to the License Agreement for the full and accurate contents thereof.

     6. The first sentence of paragraph 6 is admitted. With respect to the second and third sentences of paragraph 6, Defendants respectfully refer the Court to the amended complaint in the Patent Litigation for the full and accurate contents thereof. The fourth sentence of paragraph 6 is denied, except admitted that the litigation is still pending.

     7. The allegations contained in paragraph 7 are denied. By way of further response, Defendants respectfully refer the Court to the January Letter Agreement for the full and accurate contents thereof.

     8. The first sentence of paragraph 8 is admitted. By way of further response, Defendants respectfully refer the Court to the January Letter Agreement for the full and accurate contents thereof. The second sentence of paragraph 8 is denied, except admitted that Liquid Audio has reserved its rights with respect to any ultimate judgment in the Patent Litigation and Defendants respectfully refer the Court to the January Letter Agreement for the full and accurate contents thereof. Defendants lack knowledge or information sufficient either to admit or deny the allegations contained in the third sentence of paragraph 8. The fourth sentence of paragraph 8 is denied.

     9. The first sentence of paragraph 9 is admitted and Defendants respectfully refer the Court to the Liquid Audio Press Releases of December 5, 6 and 10 for the full and accurate contents thereof. The second sentence of paragraph 9 is admitted. The third sentence of paragraph 9 is denied, except Defendants admit that the total value of the Dividend is approximately $58 million. The fourth sentence of paragraph 9 is denied.

     10. Defendants lack knowledge or information sufficient either to admit or deny the allegations contained in the first sentence of paragraph 10. The second and third sentences of paragraph 10 are denied.

     11. Denied, except admitted that plaintiff sent a letter dated December 12, 2002, and Defendants respectfully refer the Court to the December 12 letter for the full an accurate contents thereof.

     12. The first sentence of paragraph 12 is denied. With respect to the remainder of paragraph 12 Defendants respectfully refer the Court to Liquid Audio's Form 10-Q for the period ended September 30, 2002 filed with the SEC ("10-Q") for the full and accurate contents thereof.

     13. The first sentence of paragraph 13 is denied, except admitted that Liquid Audio has declared a dividend. The second sentence of paragraph 13 states conclusions of law to which no responsive pleading is required or made.

     14. The allegations contained in paragraph 14 state conclusions of law to which no responsive pleading is required.

     15. The first sentence of paragraph 15 is admitted. With respect to the second sentence of paragraph 15, Defendants respectfully refer the Court to Liquid Audio's Form 10-Q for the for the full and accurate contents thereof. The third sentence of paragraph 15 states conclusions of law to which no responsive pleading is required or made.

     16. The first five sentences of paragraph 16 are denied. By way of further response, Defendants respectfully refer the Court to the License Agreement and Liquid Audio's

10-Q for the full and accurate contents thereof. The sixth sentence of paragraph 16 states a legal conclusion to which no responsive pleading is required. By way of further response, Defendants state that the Liquid Audio board of directors carefully considered and accounted for the Company's various contingent liabilities when calculating the Company's surplus for purposes of declaring the Dividend. With respect to the seventh sentence of paragraph 16, Defendants lack information sufficient either to admit or deny the allegations contained therein. With respect to the eighth sentence of paragraph 16, the allegations are denied.

     17. The allegations contained in the first and fourth sentences of paragraph 17 state legal conclusions to which no response is required. With respect to the second sentence of paragraph 17, Defendants respectfully refer the Court to the Company's Form 10-Q for the full and accurate contents thereof. The third sentence of paragraph 17 is denied. By way of further response, Defendants state that the Liquid Audio board of directors carefully considered and accounted for the Company's various contingent liabilities when calculating the Company's surplus for purposes of declaring the Dividend.

     18. Denied, except admitted that Liquid Audio's net assets, as reflected in its balance sheet have been decreased by approximately $1 million per month during 2002.

     19. Denied.

     20. Denied.

                                     COUNT I
                                     -------

     21. Defendants repeat and reallege responses to paragraphs 1 through 20 of the Complaint as if fully set forth herein.

     22. Admitted. By way of further response, Defendants respectfully refer the Court to the Stipulation and Order dated December 19, temporarily enjoining payment of the Dividend pending final disposition of the matter.

     23. Denied.

     24. Denied.

                                    COUNT II
                                    --------

25. Defendants repeat and reallege responses to paragraphs 1 through 24 of the Complaint as if fully set forth herein.

     26. The first and second sentences of paragraph 26 are admitted. By way of further response, Defendants respectfully refer the Court to the Stipulation and Order dated December 19, temporarily enjoining payment of the Dividend pending final disposition of the matter. The third sentence of paragraph 26 is denied.

     27. The allegations contained in paragraph 27 state conclusions of law to which no responsive pleading is required.

     28. The allegations contained in paragraph 28 state conclusions of law to which no responsive pleading is required.

     29. Denied.

     30. Denied.

                                   COUNT III
                                   ---------

     31. Defendants repeat and reallege responses to paragraphs 1 through 30 of the Complaint as if fully set forth herein.

     32. Denied. By way of further response, Defendants respectfully refer the Court to the License Agreement for the full and accurate contents thereof.

     33. Denied.

     34. The allegations contained in paragraph 34 state conclusions of law to which no responsive pleading is required.

     35. Denied.

                                    COUNT IV
                                    --------

 36. Defendants repeat
and reallege responses to paragraphs 1 through 35 of the Complaint as if fully set forth herein.

     37. Denied.

     38. Denied.

     39. Denied.

     40. Denied.

                                     COUNT V
                                     -------

     41. Defendants repeat and reallege responses to paragraphs 1 through 40 of the Complaint as if fully set forth herein.

     42. The allegations contained in paragraph 42 state conclusions of law to which no responsive pleading is required.

     43. The allegations contained in paragraph 43 state conclusions of law to which no responsive pleading is required.

     44. The allegations contained in paragraph 44 state conclusions of law to which no responsive pleading is required. To the extent a response is required, the allegations of paragraph 44 are denied.

     45. Denied.

                           FIRST AFFIRMATIVE DEFENSE
                            -------------------------

                  Plaintiff has failed to state a claim upon which relief may be granted.

                           SECOND AFFIRMATIVE DEFENSE
                           --------------------------

                  Plaintiff lacks standing to assert some or all of the claims contained in the Complaint.

                            THIRD AFFIRMATIVE DEFENSE
                            -------------------------

                  Plaintiff's claims are unripe.

                           FOURTH AFFIRMATIVE DEFENSE
                           --------------------------

                  Plaintiff's claims are barred by one or more of the doctrines of estoppel, waiver, acquiescence, impossibility, impracticability, and/or unclean hands.

                            FIFTH AFFIRMATIVE DEFENSE
                            -------------------------

                  This Court lacks jurisdiction to hear some or all of plaintiff's claims.

                                  COUNTERCLAIM
                                  ------------

     Counterclaim Plaintiff Liquid Audio, Inc., ("Liquid Audio" or the "Company"), through its undersigned counsel, for its counterclaim against Counterclaim Defendant BeMusic, Inc. ("BeMusic") ("Counterclaim Defendant") alleges as follows:

                              NATURE OF THE ACTION
                              --------------------

     1. Liquid Audio brings this action for tortious interference with contract against BeMusic. On or about December 5, 2002, pursuant to 8 DEL. C. ss. 170, Liquid Audio lawfully declared a cash dividend to the stockholders of Liquid Audio of $2.50 per share of Liquid Audio common stock (the "Dividend"). BeMusic knew about the relationship between Liquid Audio and its stockholders and intentionally interfered with that contract, without justification, by seeking and obtaining preliminary injunctive relief precluding payment of the Dividend. That action has caused a breach of the Company's obligations to its stockholders, and resulted in significant harm to the Company.

                            PARTIES AND JURISDICTION
                            ------------------------

     2. Liquid Audio is a Delaware corporation with its principal place of business in Redwood City, California. Liquid Audio's primary business consists of providing software applications and services enabling the secure delivery and sale of digital music over the Internet. Liquid Audio's stock is publicly traded on NASDAQ.

     3. BeMusic is a Pennsylvania corporation with its principal place of business in New York City. BeMusic is in the business of selling music both online and offline. On information and belief, BeMusic is the successor-in-interest to CDNow Online, Inc. ("CDNow"). BeMusic is a wholly owned subsidiary of Bertelsman AG.

       LIQUID AUDIO EXPLORES STRATEGIC ALTERNATIVES INCLUDING LIQUIDATION
       ------------------------------------------------------------------

     4. Like many other high-tech companies, Liquid Audio is facing a very difficult economic and competitive environment. As a result, for over a year, the Company has been evaluating its strategic alternatives, including merger with another company or liquidation.

     5. In connection with pursuing its strategic alternatives, the Company has been advised by two investment banks, Houlihan Lokey Howard & Zukin ("Houlihan Lokey") and Broadview International ("Broadview"). Both Houlihan Lokey and Broadview have prepared analyses of the Company's liquidation value, which have been considered and reviewed by the Company's board of directors (the "Board"). In addition, during the course of the Board's consideration of strategic alternatives, the Company's management prepared numerous presentations regarding the Company's liquidation value.

     6. Over the past year, two of Liquid Audio's largest stockholders, MM Companies, Inc. ("MM") and Steel Partners II, L.P. ("Steel Partners") have urged the Company liquidate and distribute the proceeds to shareholders.

                     LIQUID AUDIO INITIALLY PURSUES A MERGER
                     ---------------------------------------

     7. After reviewing the strategic alternatives available to the Company, on or about June 13, 2002, Liquid Audio announced it had entered into a merger agreement with a strategic partner, Alliance Entertainment Corporation ("Alliance").

     8. On or about July 15, 2002, the Company announced that it had amended the terms of the proposed Alliance merger to conduct a self-tender offer under which it would acquire 10 million shares of the Company's common stock at $3.00 per share in cash in connection with the merger. The Board unanimously agreed that the Alliance merger, coupled with a partial self-tender offer, was the best transaction available to the stockholders because it provided some liquidity for the Liquid Audio shares (I.E., the partial self-tender) and also potential future upside resulting from the expected success of the combined company.

     9. In advance of the Company's 2002 annual meeting (the "Annual Meeting"), a group of stockholders led by MM conducted a proxy contest to place MM's nominees on the Liquid Audio Board.

     10. The slate proposed by Liquid Audio (Gerald Kearby and Raymond Doig) was in favor of the Alliance Merger. The slate proposed by MM (Seymour Holtzman and James Mitarotonda) was in favor of dissolving Liquid Audio and distributing its assets to the stockholders. As such, the director vote was, in essence, a referendum on whether to consummate the Alliance Merger or instead pursue a liquidating distribution.

                            THE 2002 ANNUAL MEETING
                            -----------------------

     11. On September 26, 2002, Liquid Audio held its Annual Meeting, at which MM's nominees (Seymour Holtzman and James Mitarotonda) were elected to the Liquid Audio Board.

     12. At the Annual Meeting, approximately 81% of the Liquid Audio shares present in person or by proxy voted in favor of MM's slate of directors. Thus, it appeared that a majority of Liquid Audio's stockholders were not in favor of the Alliance merger, but instead preferred a liquidation of the Company.

     13. Following the Annual Meeting, Liquid Audio negotiated the termination of the Alliance Merger, and the Board continued to evaluate Liquid Audio's strategic alternatives, including a possible liquidation of the Company.

           THE BOARD UNANIMOUSLY APPROVES THE $2.50 PER SHARE DIVIDEND
           -----------------------------------------------------------

     14. At a meeting on December 5, 2002 (the "Board Meeting"), the Board once again reviewed and evaluated the Company's strategic alternatives. After considering numerous factors, the Board unanimously approved the Dividend of $2.50 per share, as well as the dissolution of the Company. The Dividend was to be paid on the Liquid Audio common shares outstanding as of the December 10, 2002 record date (23,141,475), such that the total amount of the Dividend would have been $57,835,687.50.

     15. At the Board Meeting, the directors were provided with a financial analysis that estimated the amount available for the Dividend (the "Original Financial Analysis"). The Original Financial Analysis contained a conservative analysis of the projected liquidation value of the Company's assets and liabilities, and estimated that Liquid Audio had $64,638,000 available for the Dividend. In connection with preparing the Original Financial Analysis, Liquid Audio's management reviewed and incorporated portions of the liquidation analyses prepared by Houlihan Lokey and Broadview. At the Board Meeting, both Michael Bolcerek (Liquid Audio's CFO) and Raymond Doig (Liquid Audio's CEO) reviewed the Original Financial Analysis, including the assumptions and estimates contained therein, with the Board, and responded to the questions posed by the Board regarding the liquidation analysis.

     16. Prior to determining the amount of the Dividend, the Board instructed the Company's management to prepare and provide it with a revised financial analysis, which contained a "worst case" liquidation analysis for the purpose of determining the funds available for the Dividend.

     17. Pursuant to the Board's instruction, Mr. Bolcerek and Mr. Doig, as well as the Company's Chairman (James Somes), once again, reviewed the Original Financial

Analysis in detail and made changes to reflect the expected liquidation value of the Company's assets and liabilities under a worst-case scenario. In preparing the requested "worst-case" financial analysis (the "Revised Financial Analysis"), management estimated the amount available for the Dividend at $58,001,000 - representing an increase in the amount of cash to pay the Company's liabilities of over $6 million.

     18. The Revised Financial Analysis was reviewed by the directors at the reconvened Board Meeting, and the Company's management answered the directors' questions regarding the Revised Financial Analysis.

     19. In conservatively determining the liquidation value of its assets for the purpose of the Revised Financial Analysis, the Company did not ascribe any value to its technology, even though the Company has already received an offer for such technology.

     20. The Revised Financial Analysis also contained the estimated liquidation value of the Company's liabilities as of December 31, 2002. In addition to the liabilities on the Company's balance sheet, the Company estimated its contingent liabilities and the costs associated with winding down and dissolving Liquid Audio.

     21. In estimating the amount of Contingent Litigation Liabilities, the Company considered its potential indemnification obligations to BeMusic in connection with an action styled SIGHTSOUND.COM, INC. V. N2K, INC., ET AL., C.A. No. 98-CV-118, which is pending in the United States District Court for the Western District of Pennsylvania (the "Patent Litigation"). Pursuant to a License Agreement (the "License Agreement"), Liquid Audio had granted CDNow (the predecessor of BeMusic) a license to use the Company's Liquid Remote Inventory Fulfillment System ("RIFFS"). In the Patent Litigation, SightSound asserts that

CDNow, through the use of the RIFFS technology, infringed on certain patents that were assigned to SightSound.

     22. In evaluating Liquid Audio's potential liability with regard to the Patent Litigation, Liquid Audio considered, among other things, the fact that the total revenues received by BeMusic with regard to products covered by the License Agreement are less than $100,000. As such, even if SightSound were to prevail in the litigation, SightSound's potential damages against BeMusic, as to which BeMusic claims it is entitled to indemnification from Liquid Audio, would be minimal.

     23. As reflected on the Revised Financial Analysis, which reflects the "worst-case" liquidation analysis, it is estimated that, as of December 31, 2002, the Company would have at least $58,001,000 to pay out as the Dividend. Based on this Revised Financial Analysis, as well as the advice provided by the Company's management and financial advisors, the Board determined that sufficient surplus existed to pay the Dividend to its stockholders.

24. On December 5, 2002, the Board announced it had unanimously approved a cash distribution to its common stockholders in the amount of $2.50 per share. In declaring the Dividend, the Company created an enforceable contractual obligation between itself and its stockholders.

    COUNTERCLAIM DEFENDANT IMPROPERLY INTERFERES WITH PAYMENT OF THE DIVIDEND
    -------------------------------------------------------------------------

     25. On December 10 and 12, 2002, BeMusic's Senior Vice President, Legal & Business Affairs, Clifton Knight, Esq., spoke with Mr. Doig regarding BeMusic's purported concerns regarding the payment of the Dividend. Mr. Doig expressed Liquid Audio's desire to resolve the matter amicably and promptly; and requested that BeMusic state the amount it deemed sufficient to cover Liquid Audio's purported obligations in connection with the Patent Litigation.

     26. Rather than respond in good faith to Mr. Doig's request or attempt to resolve the dispute, on December 12, 2002, counsel for BeMusic wrote to Liquid Audio stating that it was aware that the Company had declared the Dividend and requesting "adequate written assurances" that "the liquidation distribution to shareholders would not impair Liquid's ability to indemnify and defend CDNow in connection with the Patent Litigation." The letter demanded such assurances by noon on Monday, December 16, 2002; otherwise, "CDNow shall immediately, without further notice to Liquid, take such action as it deems necessary and appropriate to protect its rights."

     27. On December 16, 2002, BeMusic filed the Complaint in this action seeking to enjoin payment of the Dividend.

     28. In order to seek a prompt resolution of this action on its merits, Liquid Audio agreed not to pay the Dividend pending final disposition at trial of the claims asserted in the Complaint.

     29. The Company's failure to pay the Dividend on December 20, 2002, results in a breach of Liquid Audio's obligations to its stockholders.

     30. There is no justification for BeMusic's actions to interfere with the contract between Liquid Audio and its stockholders.

     31. The stockholders of Liquid Audio have been harmed by losing the opportunity to receive $2.50 per share for their stock on December 20, 2002 as demonstrated by the following correspondence dated December 18, 2002 from JMB Capital Partners, L.P. to one of Liquid Audio's largest stockholders, to the
Company:

     I was shocked to learn of the lawsuit filed earlier this week by BeMUSIC to block the cash distribution to shareholders planned for December 20. As one of the five largest shareholders in Liquid Audio (JMB Capital owns in excess of 1 million shares), I urge you to vigorously oppose this lawsuit. Beyond the foul odor this legal action evokes of an unjust attempt by a large company with deep pockets (ie Bertelsmann AG, corporate parent to BeMUSIC) to extort money from a smaller competitor in the online music distribution market, the granting of even a two week delay in the distribution will cause serious and irreparable harm to JMB Capital. Specifically, JMB Capital, like many institutional and individual investors has a December 31 tax year end. A court order enjoining the cash distribution even until January 1 of next year will cause us to incur significant added costs in tax planning and portfolio rebalancing. While a can not speak on behalf of any other investors, I feel confident that many would find themselves similarly harmed.

     Do not hesitate to contact me if there is any way I can be of assistance in defeating what appears to me to be a frivolous and unjust claim.

     32. BeMusic's Complaint only serves to further reduce the finite amount of resources available for distribution to the Company's stockholders. Liquid Audio, therefore, is harmed by being forced to defend itself and its contractual obligations to its stockholders in this action. Moreover, the price of the Company's stock dropped significantly as a result of BeMusic's actions.

     33. As a result of BeMusic's improper actions, the Company has lost certain opportunities, its ability to negotiate effectively has been severely impaired, and several third parties have ceased negotiations with the Company to acquire the Company or its assets. The damages to the Company as a result of BeMusic's improper actions are believed to be in excess of $22 million.

                                     COUNT I
                                     -------
                       TORTIOUS INTERFERENCE WITH CONTRACT

     34. Liquid Audio repeats, realleges and incorporates by reference each of the allegations contained in paragraphs 1 through 33 as if fully set forth herein.

     35. The declaration of the Dividend created a valid and enforceable obligation on the part of the Company.

     36. BeMusic concedes knowledge of the relationship between Liquid Audio and its stockholders, as well as the relevant terms therein, in the Complaint. (SEE, E.G., Compl.P. 9 ("the Liquid board of directors unanimously approved on December 5, 2002 a cash distribution to Liquid's common stockholders in the amount of $2.50 per share.")).

     37. The Dividend was due and payable on December 20, 2002. Because it has not been paid, the Company is in breach of its obligation to its stockholders. By seeking to obstruct and enjoin payment of the Dividend, BeMusic acted improperly by inducing a breach of contract and such intentional act was a significant factor in causing a breach of the contract.

     38. BeMusic was unjustified in inducing a breach of contract. The rights of Liquid Audio's stockholders are superior to the self-serving, prospective advantage that BeMusic may gain by preserving a fund for contingent liabilities stemming from the Patent Litigation.

     39. Liquid Audio has suffered significant damages as a result of BeMusic's actions, which damages are believed to exceed $22 million.

     WHEREFORE, Liquid Audio prays that this Court enter an order as follows:

     A. Declaring that BeMusic intentionally interfered with, and caused the breach of Liquid Audio's contractual relationship with its stockholders without justification;

     B. Awarding Liquid Audio compensatory damages in an amount to be determined at trial, plus pre- and post-judgment interest;

     C. Awarding Liquid Audio its reasonable attorneys' fees and costs incurred for this suit; and

     D. Awarding Liquid Audio such other and further relief as the Court deems just and proper.

                                               POTTER ANDERSON & CORROON LLP


                                               By: /s/ Stephen C. Norman
                                                  ----------------------
                                                      Stephen C. Norman
                                                      Kevin R. Shannon
                                                      Brian C. Ralston
                                                      John M. Seaman
                                                      1313 Market Street
                                                      Hercules Plaza, 6th Floor
                                                      P.O. Box 951
                                                      Wilmington, DE  19899-0951
                                                      (302) 984-6000

Dated:  January 3, 2003                        Attorneys for Counterclaim
                                               Plaintiff Liquid Audio

                             CERTIFICATE OF SERVICE
                             ----------------------

                  I hereby certify that on January 3, 2003, I caused the within document to be served on the following counsel of record in the manner indicated below:
         BY HAND DELIVERY
         ----------------

                  Kevin G. Abrams, Esquire
                  Richards, Layton & Finger, P.A.
                  One Rodney Square
                  P.O. Box 551
                  Wilmington, DE 19899




                                                        /s/ Stephen C. Norman
                                                        ---------------------
                                                        Stephen C. Norman